CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-187420) of NexCore Companies LLC of our report dated April 1, 2013, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of NexCore Healthcare Capital Corp and subsidiaries as of and for the year ended December 31, 2012.

We also consent to the reference to our firm under the captions “Experts”.

/s/ EKS&H LLLP

May 15, 2013

Denver, Colorado